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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report                                  July 2, 2004



                                 SURGICARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                  001-16587                    58-1597246
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)



                         12727 Kimberly Lane, Suite 200
                              HOUSTON, TEXAS 77024
                    (Address of principal executive offices)

                                 (713) 973-6675
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 23, 2004, SurgiCare finalized negotiations with American International Industries, Inc. ("AII") to sell its five tracts of undeveloped land to AII for $250,000 and the assumption of its loan of approximately $1.2 million. The land was held by SurgiCare for investment purposes. This agreement was made in connection to an agreement to convert Surgicare's Series AA Redeemable Preferred Stock held by AII into SurgiCare common shares.


ITEM 5.  OTHER EVENTS.

On July 1, 2004, SurgiCare, Inc., a Delaware corporation, issued a press release announcing that it has entered into agreements to: convert its Series AA Redeemable Preferred Stock to common; sell its five tracts of undeveloped land; and settle its debt with its senior lender. The Company also announced a change in its CFO Position. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K.


Exhibit No.                     Description of Document
-----------    -----------------------------------------------------------------

    3.1 Certificate of Designation, Powers, Preferences and Rights of Series AA Preferred Stock, par value $.001 per share of SurgiCare, Inc.

   99.1 Press release dated July 1, 2004. SurgiCare Enters into Agreement to Convert Preferred Stock to Common; Negotiates Land Sale and Debt Settlement; Announces Change in CFO Position.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SURGICARE, INC.



Date:  July 2, 2004                   By:  /s/  Keith LeBlanc
                                           -------------------------------------
                                           Keith LeBlanc
                                           President and Chief Executive Officer





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                                  Exhibit Index

Exhibit No.                     Description of Document
-----------    -----------------------------------------------------------------

    3.1 Certificate of Designation, Powers, Preferences and Rights of Series AA Preferred Stock, par value $.001 per share of SurgiCare, Inc.

   99.1 Press release dated July 1, 2004. SurgiCare Enters into Agreement to Convert Preferred Stock to Common; Negotiates Land Sale and Debt Settlement; Announces Change in CFO Position.